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                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 24, 1997

                           COMPUTER INTEGRATION CORP.
                           --------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                       0-20732                    65-0506623
--------                       -------                    ----------
(State or other               (Commission               (IRS Employer
jurisdiction of                 File No.)                Identification
incorporation)                                               No.)

                             165 UNIVERSITY AVENUE
                               WESTWOOD, MA 02090
                    (Address of principal executive offices)

                                  617-320-8300
                                  ------------
              (Registrant's telephone number, including area code)


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ITEM 1.   CHANGE OF CONTROL

         On July 24, 1997 (the "Closing Date"), pursuant to an agreement dated May 15, 1997 (the "Agreement"), between the Registrant and Chartwell Group, Inc., a Texas corporation ("Chartwell") the Registrant issued to the buyers listed below (the "Buyers") 6,950,000 shares (the "Shares") of its common stock, par value $.001 per share ("Common Stock"). The aggregate purchase price was $7,436,500, or $1.07 per share. (The issuance and purchase of the common stock pursuant to the Agreement is described herein as the Transaction.)

         In connection with the Transaction, the Registrant issued to Chartwell's designees warrants (the "Warrants") to purchase 300,000 shares of Common Stock of the Registrant at a purchase price per share of $1.13. The Warrants expire on June 30, 2004.

         Prior to the closing of the Transaction, there were 6,988,940 shares of Common Stock issued and outstanding. Immediately following the Transaction, there were 13,938,940 shares of Common Stock outstanding. The shares issued in the connection with the Transaction account for 49.86% of the shares issued and outstanding immediately following the Transaction.

         The following table sets forth the names and addresses of the buyers of the Shares (the "Buyers"), the number of Shares purchased by each Buyer, and the percentage of ownership of each Buyer of issued and outstanding Common Stock following the Transaction.

                                    NUMBER OF
                                      SHARES           PERCENTAGE
NAME AND ADDRESS OF BUYER            PURCHASES         OWNERSHIP
Codinvest Limited                    4,672,897         33.52%
Road Town
Tortola
British Virgin Islands

Mr. Donald Russell                     200,000          1.43%
Chairman, CEA Management Corp.
Communications Equity Associates
101 East Kennedy Blvd., Suite 3300
Tampa, FL 33602

Mr. David Searles                      100,000          0.72%
CRT Trust Advisors, Inc.
400 Embassy Row, Suite 500
Atlanta, Ga 30328

Mr. John Perry, III                    300,000          2.15%
564 Toro Canyon Road
Santa Barbara, Ca 93108

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
                                    NUMBER OF
                                      SHARES           PERCENTAGE
NAME AND ADDRESS OF BUYER            PURCHASES         OWNERSHIP
Robert W. Johnson IV                 1,000,000          7.17%
The Johnson Company, Inc.
630 Fifth Avenue, Suite 1510
New York, NY 10111

Neil J. Burmeister                      50,000          0.36%
P.O. Box 5415
New York, NY 10185-0044

Arthur DelVesco                        427,103          3.06%
12 South Wynstone Drive
North Barrington, Il 60010

Thomas D. McCloskey, Jr                200,000          1.43%
                                     ---------          -----
McCloskey Enterprises, Inc.
730 East Durant, Suite 202
Aspen, CO 81611

                    Total            6,950,000         49.86%



         The Agreement provides that, for one year after the Closing Date, the Registrant will use its best efforts to cause and maintain the election to the Registrant's Board of Directors of up to four nominees of Chartwell reasonably satisfactory to the Registrant, and further provides that the Board of Directors will consist of no more than eight members during such one year period. The Registrant has been advised that, in connection with the Transaction, Chartwell assigned its right to nominate up to three directors to Codinvest Limited ("Codinvest") and the right to nominate one director to the other Buyers collectively (the "Assignees"). Codinvest nominated three members of the Board of Directors (John Paget, Michael Santry, and Matthew Waller), each of whom took office on the Closing Date. On July 8, 1997, Ronald G. Farrell resigned from the Board of Directors. The other three seats on the Board continue to be occupied by Araldo Cossutta, Samuel C. McElhaney and Frank Zappala, each of whom was elected at the last annual meeting of shareholders.

         The Registrant has been advised that Codinvest has agreed that, when the Assignees have chosen their director nominee, one of Codinvest's nominees will resign. The Registrant has been further advised that the Assignees intend to choose Donald Russell, Chairman of CEA Management Corp., and one of the Assignees, as their Board nominee.

         In the Agreement, the Registrant granted to Chartwell, and Chartwell thereafter assigned to Codinvest, the right to designate the President and Chief Executive Officer, subject to the approval of the Registrant's Board of Directors. In connection therewith, the Registrant's Board of Directors has

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approved the appointment of John Paget as President and Chief Executive Officer.
Mr. Paget will take office on or about August 23, 1997. Mr. Paget will replace Samuel C. McElhaney, who will remain a member of the Registrant's Board of Directors and will serve as a consultant to the Registrant.

         In the Agreement, the Registrant agreed to register the resale of the shares issuable pursuant to the Agreement and to list the shares on the Nasdaq Stock Market. The Registrant agreed to maintain the effectiveness of the registration statement until the Buyers no longer hold the Shares.

         Other than as set forth above, the Registrant does not have any arrangements or understandings with the Buyers, and is not aware of any arrangements or understandings between the Buyers and the previous control group.

ITEM 7.   EXHIBITS

         The following exhibits are filed herewith.

         EXHIBIT
         NUMBER                     DESCRIPTION

         10.1 Stock Purchase Agreement dated as of May 15, 1997 between the Registrant and Chartwell Group, Inc., a Texas corporation ("Buyer").

         10.2                       Computer Integration Corp. Common Stock
                                    Purchase Warrant

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           COMPUTER INTEGRATION CORP.

                           By:  /s/ Edward Meltzer
                                -------------------------
                                Edward Meltzer
                                Chief Financial Officer (Principal Financial
                                and Principal Accounting Officer)

Dated: August 4, 1997

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                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER         DESCRIPTION

         10.1 Stock Purchase Agreement dated as of May 15, 1997 between the Registrant and Chartwell
                        Group, Inc., a Texas corporation ("Buyer").

         10.2           Computer Integration Corp. Common Stock Purchase Warrant

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